Exhibit 99.1

ASX Announcement

30 March 2020

US mines temporarily idled

Coronado Global Resources Inc (ASX: CRN) announces that, in response to the COVID-19 induced economic downturn in Europe, Brazil and the United States, it is temporarily idling its U.S. operations effective immediately. The Company will continue shipments to these regions from existing inventories of approximately 750,000 tonnes, which we expect will meet all current customer contractual commitments as well as deliver on potential sales opportunities.

In Australia, the Curragh mine will continue to operate to accommodate metallurgical coal export requirements of its key customers in India and the Asia Pacific. Curragh also supplies coal under a long-term contract to the Stanwell Power Station, a Queensland government owned entity.

Coronado will furlough all U.S. hourly employees. Salaried employees in the U.S. will continue to maintain the integrity of each operation for rapid resumption of operations, comply with all regulatory obligations, handle shipments and day-to-day administrative and management responsibilities. Coronado will continue the Company-paid portion of heath care insurance premiums for all furloughed employees at this time.

Given the significant stockpile of U.S. inventories and continued production from Curragh, operating cash flows are expected to remain positive and operations in the U.S. will be maintained for immediate restart when market conditions improve. Reflecting the current environment, the Company is taking prudent steps to reduce non-essential capital expenditure and preserve capital to adapt to the current market conditions. Coronado has a multi-currency credit facility that is not affected by the idling of its U.S. mines and expects to have sufficient liquidity to manage its capital requirements.

The temporary halt to production at the U.S. mines may impact the previously announced saleable production guidance for fiscal year 2020 of 19.7 to 20.2 Mt, the extent of which cannot be estimated at this time due to the uncertain market conditions. Cost per tonne sold will likely be higher than forecast resulting from the anticipated lower production volumes in the U.S. Curragh, which accounts for 65% of the Company’s production and earnings, is expected to continue to operate to service its customers.

Managing Director and Chief Executive Officer, Mr. Garold Spindler, said: “Given the challenging and unprecedented macro environment, these are prudent measures designed to ensure that Coronado remains in a solid financial position. We will continue to deliver on our commitments to our global customers and actively monitor the situation to respond in the best interests of our employees and shareholders.”

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For further information please contact:

Investors Matthew Sullivan P: +61 412 157 276	Media Brett Clegg P: +61 487 436 985

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as “may,” “could,” “believes,” “estimates,” “expects,” “intends,” “likely,” “considers,” “forecasts,” “targets” and other similar words. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions and expectations, but they are not a guarantee of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company’s control, that are described in our Annual Report on Form 10-K filed with the ASX and SEC on 25 February 2020, as well as additional factors we may describe from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com.au. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.